Exhibit 10.14

CONSENT TO ASSIGNMENT AGREEMENT

This Consent to Assignment Agreement (this “Consent”), dated for reference purposes August 29, 2008, is made by R.B. INCOME PROPERTIES, a California limited partnership, (“Landlord”), to VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Assignor”), and ZOGENIX, INC., a Delaware corporation (“Assignee”).

R E C I T A L S :

A. Landlord and Assignor entered into that certain Office Lease dated as of February 2, 2005, as amended by that certain First Amendment to Lease dated August 28,2008 (collectively, the “Lease”), whereby Landlord leased to Assignor and Assignor leased from Landlord approximately 12,929 rentable (12,415 usable) square feet of space commonly known as Suite 200 (the “Premises”) and located on the second floor of the building (the “Building”) located at 12671 High Bluff Drive, San Diego, California.

B. Assignor desires to assign to Assignee (effective on September 1, 2008), all of its right, title, and interest in, to and under the Lease pursuant to the provisions of that certain Assignment and Assumption of Lease dated as of August 29, 2008, between Assignor and Assignee (the “Assignment”), a copy of which Assignment is attached hereto as Exhibit A and incorporated by reference herein.

C. Assignor and Assignee desire to obtain Landlord’s consent to the Assignment and Landlord is willing to consent to the Assignment on the following terms and conditions.

A G R E E M E N T :

1. Consent; Assumption and No Release. Subject to the terms and conditions of this Consent, effective as of September 1, 2008 (the “Effective Date”), Landlord hereby consents to the Assignment on the terms of this Consent. Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of the Tenant under the Lease and the obligations of Assignee under the Assignment. Notwithstanding the Assignment or Landlord’s consent thereto, Assignor shall remain fully liable for the payment of rents and for the performance of all other obligations of the Tenant under the Lease.

2. Subsequent Assignments. This Consent shall not constitute a consent to any subsequent subletting or assignment and shall not relieve Assignee or any person claiming under or through Assignee of the obligation to obtain the consent of Landlord, pursuant to Article 13 of the Lease, to any future assignment or sublease. Notwithstanding the foregoing, Landlord may consent to subsequent sublettings and assignments of the Lease without notifying Assignor or anyone else liable under the Lease and without obtaining their consent and such action shall not relieve such persons from liability.

3. Default under the Lease. In the event of any default of Assignee under the Lease, Landlord may proceed directly against Assignee, any guarantors or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.

4. Letter of Credit. Assignee shall obtain and deliver to Landlord on or before the Effective Date of this Consent the Replacement Letter of Credit required under Section 5 of the Assignment. Assignee shall cooperate with Assignor to have Landlord cancel Assignor’s Letter of Credit return same to the issuer.

5. Effectiveness of Consent. The effectiveness this Consent is subject to and conditioned upon (i) the full execution and delivery by and among the parties of the Assignment and this Consent on or before the Effective Date of this Consent; and (ii) the delivery to Landlord of the replacement Letter of Credit required pursuant to Section 5 of the Assignment, in form satisfactory to Landlord, on or before the Effective Date.

6. Brokerage Commission. Assignor and Assignee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Assignment and Assignor and Assignee agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

7. No Waiver. Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease. In addition, the acceptance of rents by Landlord from Assignee or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

8. Binding Effect. This Consent shall not be effective and the Assignment shall not be valid or binding on Landlord unless and until a fully executed original counterpart of the Assignment and this Consent are delivered to Landlord.

9. Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

10. Capitalized Terms. All initial capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease. In the event of any conflict between the Assignment and this Consent, the provisions of this Consent shall control.

[Signature page immediately follows.]

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

“Assignee”:

ZOGENIX, INC.,
a Delaware corporation
By:	/s/ David Nassif
Name:	David Nassif
Its:	CFO

By:
Name:
Its:

“Assignor”:

VERUS PHARMACEUTICALS, INC.,
a Delaware corporation
By:	/s/ Richard G. Vincent
Name:	Richard G. Vincent
Its:	CFO

By:	/s/ Robert W. Keith
Name:	Robert W. Keith
Its:	CEO

“Landlord”:

R.B. INCOME PROPERTIES, a California limited partnership

By:	RBI PROPERTY MANAGEMENT, LLC, a California limited liability company, as General Partner
	By:	/s/ THOMAS G. BLAKE
THOMAS G. BLAKE, President

EXHIBIT A

THE ASSIGNMENT

[ATTACHED]

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (this “Assignment”), dated for reference purposes August 29, 2008, is made by and between VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Assignor”), and ZOGENIX, INC., a Delaware corporation (“Assignee”).

R E C I T A L S :

A. Assignor is the tenant under that certain Office Lease dated as of February 2, 2005, as amended by that certain First Amendment to Lease dated August 28, 2008 (collectively, the “Lease”), between R.B. INCOME PROPERTIES, a California limited partnership (“Landlord”), as landlord, and Assignor, as tenant, for approximately 12,929 rentable (12,415 usable) square feet of space commonly known as Suite 200 (the “Premises”), located on the second floor of that certain office building located at 12671 High Bluff Drive, San Diego, California (the “Building”).

B. Assignor desires to assign its right, title and interest in, to and under the Lease and the Premises to Assignee, and Assignee desires to accept such assignment upon and subject to all of the terms and conditions hereinafter set forth.

A G R E E M E N T :

1. Assignment and Assumption. Subject to the terms and conditions of this Assignment, effective as of September 1, 2008 (the “Effective Date”), Assignor hereby assigns to Assignee all of its right, title and interest in, to and under the Lease and the Premises (including all of Assignor’s right, title, and interest in and to any prepaid rents as have been paid by Assignor pursuant to the Lease), and Assignee hereby accepts such assignment, assumes all of Assignor’s obligations under the Lease, agrees to be bound by all of the provisions thereof and to perform all of the obligations of the tenant thereunder from and after the effective date hereof. Such assignment and assumption is made upon, and is subject to, all of the terms, conditions and provisions of this Assignment.

2. Effectiveness Contingent Upon Landlord’s Consent. Assignor and Assignee acknowledge and agree that, pursuant to the terms of the Lease, Landlord’s consent is required prior to any assignment of the Lease. Assignor and Assignee expressly acknowledge and agree that the effectiveness this Assignment is subject to and conditioned upon (i) the full execution and delivery by and among the parties of that certain Consent to Assignment Agreement (the “Consent”) on or before the Effective Date, and (ii) the delivery to Landlord of the replacement Letter of Credit required pursuant to Section 5 below.

3. Condition of Premises. The Premises shall be delivered by Assignor to Assignee in “As Is” condition with all “FF&E” (as that term in defined in Section 4, below) and all other leasehold improvements located thereon, collectively for a total purchase price of One Dollar ($1.00).

4. Furniture, Fixtures, and Equipment. Notwithstanding anything to the contrary contained herein, Assignor and Assignee shall agree upon which furniture, fixtures, cabinets, book shelves, appliances, and equipment currently existing in the Premises (the “FF&E”), shall be transferred to Assignee from Assignor in fee (without any liens, or other encumbrances) concurrently with the execution and delivery hereof.

5. Security Deposit. Assignee acknowledges that Assignor has deposited with Landlord pursuant to Section 4.05 of the Lease as security for the performance by Assignor of its obligations under the Lease a Letter of Credit (as defined in the Lease). As a condition to the effectiveness of this Assignment, Assignee shall obtain and deliver to Landlord on or before the Effective Date a replacement letter of credit (“Replacement Letter of Credit”) in the amount and on the other terms and conditions required under Section 4.05 of the Lease. Assignee shall cooperate with Assignor to have Landlord cancel Assignor’s Letter of Credit return same to the issuer.

6. Payment of Base Rent. Assignee shall not be required to pay the Base Rent required to be paid under the Lease until December 1, 2008. Upon execution of this Assignment, Assignor will pre-pay to Landlord the Base Rent required to be paid under the Lease for the months of September, October and November 2008.

7. Payment of Assignee’s Existing Base Rent. Upon execution of this Assignment, Assignor agrees to pay the portion of Assignee’s existing base rent obligation per the attached Side Letter Agreement attached hereto as Exhibit A.

8. Further Assurances. Assignor and Assignee hereby covenant that each will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Assignment.

9. Enforcement by Landlord. The provisions of this Assignment shall inure to the benefit of and be enforceable by Landlord.

10. Successors. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and to their respective successors, transferees and assigns.

11. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

12. Governing Law. This Assignment shall be governed by and construed in accordance with California law.

13. Entire Agreement. This Assignment is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. This Assignment may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged and unless such amendment has been approved in writing by Landlord.

14. Headings. The headings of the paragraphs of this Assignment are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any terms or provision hereof.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment effective as of the date first above written.

“ASSIGNOR”

VERUS PHARMACEUTICALS, INC.,
a Delaware corporation
By:	/s/ Robert W. Keith
Name:	Robert W. Keith
Its:	President & Chief Operating Officer

By:	/s/ Richard G. Vincent
Name:	Richard G. Vincent
Its:	Chief Financial Officer

“ASSIGNEE”

ZOGENIX, INC.,
a Delaware corporation
By:	/s/ David Nassif
Name:	David Nassif
Its:	CFO

By:
Name:
Its:

EXHIBIT A

SIDE LETTER AGREEMENT

[ATTACHED]

August 29, 2008

Mr. David Nassif

Executive VP & Chief Financial Officer

Zogenix, Inc.

11682 El Camino Real, Suite 320

San Diego CA 92130

Re: Side Letter Agreement (the “Side Letter”) by and between Verus Pharmaceuticals, Inc., a Delaware corporation (“Verus”), and Zogenix, Inc., a Delaware corporation (“Zogenix”)

Dear Mr. Nassif:

Reference is made to the Assignment and Assumption of Lease by and between Verus and Zogenix dated August 29, 2008 (the “Assignment”). Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Assignment.

A. In accordance with Section 7 of the Assignment, Verus and Zogenix hereby agree as follows:

1. Zogenix shall make earnest and good faith efforts to sublet or otherwise assign or transfer (“Transfer”) Zogenix obligations for base rent pursuant to the Office sublease dated as of March 20, 2007 between TBA Entertainment Corporation, as landlord, and Zogenix, as tenant, for approximately 4,193 rentable square feet of space commonly known as Suite 320, located on the third floor of that certain office building located at 11682 El Camino Real, San Diego, California 92130 (the “Zogenix Lease”).

2. In the event that Zogenix is unable to Transfer its obligations for base rent under the Zogenix Lease on or before February 1, March 1 or April 1, 2009, Verus shall pay a portion of Zogenix base rent in the amount of Fourteen Thousand Eight Hundred Ninety Nine Dollars and Eighty-Three ($14,899.83) (each, a “Payment”) no later than the last day of each such calendar month during which a Transfer has not concluded.

3. Verus’ obligation for Payment is expressly conditioned upon Zogenix performance of its obligation set forth in Section A(l) hereof.

4. Verus’ obligation for Payment shall terminate concurrently with Zogenix Transfer of its base rent obligations under the Zogenix Lease at any time during the period commencing on February 1, 2009 and concluding on April 30, 2009. In the event a Transfer is concluded within a month, Verus shall only be obligated to pay a pro-rated portion of the Payment for such month.

5. Notwithstanding anything else herein to the contrary, in no circumstance shall Verus have any obligation for Payment prior to February 1, 2009 or on or after May 1, 2009.

B. In accordance with Section 4 of the Assignment, Verus and Zogenix hereby agree as follows:

1. Except for those items set forth on Exhibit 1 to this Side Letter (“Verus FF&E”), all other furniture, fixtures, cabinets, book shelves, appliances, and equipment currently existing on the Premises as of the effective date of the Assignment shall constitute FF&E and shall be transferred to Zogenix in accordance with the terms of the Assignment.

2. Verus shall retain all right title and interest in and to the Verus FF&E.

3. Zogenix agrees that the Verus FF&E shall be allowed to reside in the same space and location on and after the Assignment as prior thereto, and shall be allowed to remain there during the term of Verus’ continued occupancy of the Premises after the Assignment and for a reasonable period of time thereafter.

If Zogenix agrees to the foregoing, please execute two counterparts of this Side Letter and return one fully executed counterpart to the undersigned.

Sincerely yours,

VERUS PHARMACEUTICALS, INC.

/s/ Richard Vincent
Richard Vincent
Chief Financial Officer

AGREED AND ACCEPTED BY:

ZOGENIX, INC.

/s/ David Nassif
David Nassif
Executive VP & Chief Financial Officer

2

SCHEDULE 1

Verus F,F&E - Excluded Assets Listing

The information is provided pursuant to the Assignment and Assumption of Lease Agreement between Verus and Zogenix.

DESCRIPTION	LOCATION	QUANTITY
IT Rack and all related equipment contained therein	IT room	1

Any desktop computers and peripheral equipment contained in the suite (other than the Board room)	IT room and certain offices / cubes	Various

HP Laser Jet (4), Kyocera FS-7028M (1) and Brother MFC (2) printer / copy / fax machines and adjoining printer cabinets (2)	Various locations	7

Computer equipment, peripherals and items of a personal nature actively used by Verus / Meritage employees or consultants (including desktop printers / fax machines / desktop lamps)	Various offices or cubes	~15 Configurations

King Fire Proof Cabinets	Supply room	2

InView Projectors	IT room or Rich Vincent’s office	4

Small Refrigerator	David Luo office	1

All Cell Phones, entire telephone system and 1 Polycom system (2 Polycom’s will be part of the Zogenix purchase)	Throughout office and conference rooms	Various

Folding table, microwave and toaster	Kitchen	3

Rolling cart and flipchart	Supply room	1 each

CONFIDENTIAL

1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”), dated for reference purposes and effective as of August 28, 2008 (the “Effective Date”), is made and entered into by and between R.B. INCOME PROPERTIES, a California limited partnership (“Landlord”) and VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated February 2, 2005, as amended by that certain First Amendment to Lease dated August 14, 2008 (collectively, the “Lease”) for the lease of those certain premises consisting of approximately 12,929 rentable square feet of space commonly known as Suite 200 (the “Premises”), located on the second floor of that certain office building located at 12671 High Bluff Drive (the “Building”) located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Del Mar Corporate Plaza (the “Project”), which is more particularly described in the Lease.

B. Capitalized terms used in this First Amendment not otherwise defined herein shall have the meaning as set forth in the Lease.

C. Landlord and Tenant now desire to amend the Lease upon the terms and conditions set forth herein.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LANDLORD AND TENANT HEREBY AGREE TO AMEND THE LEASE AS FOLLOWS:

1. Deletion of Sections of Lease. Sections 3.04, 4.01 (b) and (c), 9.02 (to the extent relating to Building signage rights) and 19.03 be, and they hereby are deleted in their entirety and shall be of no further force or effect.

2. Scope of Amendment/Ratification. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, This First Amendment may not be amended or modified except by written instrument executed by all the parties hereto. The Lease, as modified by this First Amendment, supercedes any prior understanding, whether oral or written, by the parties, with respect to the subject matter thereof. Except as specifically set forth herein, all other terms, covenants, agreements and provisions of the Lease shall continue and remain in full force and effect, and the Lease hereby is in all respects ratified and confirmed. In the event of any conflict between this First Amendment and the Lease, the terms and of this First Amendment shall control and shall be paramount and the Lease shall be construed accordingly.

3. Counterparts. This First Amendment may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above-written.

“Landlord”			“Tenant”

R. B. INCOME PROPERTIES, a California limited partnership			VERUS PHARMACEUTICALS, INC., a California corporation

By:	RBI PROPERTY MANAGEMENT, LLC, a Delaware limited liability company, as General Partner		By: Name: Its:	/s/ Robert W . Keith Robert W . Keith President & Chief Operating Officer

	By:	/s/ Thomas G. Blake	By:	/s/ Richard G. Vincent
		THOMAS G. BLAKE, President	Name:	Richard G. Vincent
			Its:	Chief Financial Officer

OFFICE LEASE

DEL MAR CORPORATE PLAZA

R.B. INCOME PROPERTIES,

a California limited partnership

as Landlord,

and

VERUS PHARMACEUTICALS, INC.,

a Delaware corporation

as Tenant

February 2, 2005

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BASIC LEASE INFORMATION

OFFICE LEASE

Lease Date:	February 2, 2005

Landlord:	R.B. Income Properties, a California limited partnership

Managing Agent:	Coast Income Properties, Inc., a California corporation; or such other entity designated in writing by Landlord

Landlord’s Address:	c/o Coast Income Properties, Inc. 4350 La Jolla Village Drive, Suite 150 San Diego, California 92122

Tenant:	Verus Pharmaceuticals, Inc., a Delaware corporation

Tenant’s Address:	12730 High Bluff Drive, Suite 410, San Diego, California 92130 prior to occupancy; Premises thereafter.

Legal Description of Land:	See Exhibit “A”

Premises:	The entire second floor of a three-story building located at 12671 High Bluff Drive, San Diego, California (the “Building”), in that development commonly known as Del Mar Corporate Plaza (the “Project”). The Building is sometimes herein referred to as Building “B” of the Project. The Premises are shown on Exhibit B attached hereto.

Rentable Area of the Premises:	Approximately 12,929 rentable square feet.

Rentable Area of the Building:	Approximately 39,439 rentable square feet.

Rentable Area of the Project:	Approximately 73,492 rentable square feet.

Usable Area of the Premises:	Approximately 12,415 usable square feet.

Usable Area of the Building:	Approximately 36,524 usable square feet.

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Permitted Uses:	General business office purposes, and any other legally permitted use consistent with the character and image of the Building and Project.

Term:	Five (5) years, subject to an option to extend pursuant to Section 3.04

Term Commencement Date:	April 11, 2005, subject to adjustment as provided in Section 3.01.

Base Rent:

Lease Year	Base Rent	Annual Base Rent
1	$2.70 per rentable sq. ft./month*	$32.40 per rentable sq. ft./month*
2	$2.78 per rentable sq. ft./month	$33.36 per rentable sq. ft./month
3	$2.86 per rentable sq. ft./month	$34.32 per rentable sq. ft./month
4	$2.95 per rentable sq. ft./month	$35.40 per rentable sq. ft./month
5	$3.04 per rentable sq. ft./month	$36.48 per rentable sq. ft./month**

*	Base Rent for Lease Year 1 is subject to the rental abatement provisions of Section 19.01 of Exhibit G.
**	Base Rent for Lease Year 5 is subject to the proration provisions of Section 4.01.

Tenant’s Project Share of Project Operating Expenses:	17.59%

Tenant’s Building Share of Building Operating Expenses:	32.78%

Base Calendar Year:	2005

Security:	A letter of credit in the amount of Two Hundred Nine Thousand Four Hundred Fifty Dollars ($209,450) (See Section 4.05).

Broker(s):	Grubb & Ellis/BRE Commercial, representing Landlord, and San Diego Corporate Real Estate Advisors, representing Tenant.

Broker’s Fee or Commission, if any, paid by:	R.B. Income Properties, a California limited partnership, pursuant to a separate agreement.

Business Hours:	7:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturdays, excluding certain holidays, being those days designated as Federal Holidays pursuant to 5 U.S.C. §6103 (“Holidays”).

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The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the terms above shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                                                                                                                                        TENANT:

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R. B. INCOME PROPERTIES, a California limited partnership			VERUS PHARMACEUTICALS, INC., a California corporation
By:	RBI PROPERTY MANAGEMENT, LLC, a California limited liability company, as General Partner

	By:	/s/ Thomas G. Blake	By:	/s/ Robert W. Keith
		THOMAS G. BLAKE, President	Name:	Robert W. Keith
			Its:	President & Chief Operating Officer

			By:	/s/ Richard G. Vincent
			Name:	Richard G. Vincent
			Its:	Chief Financial Officer

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OFFICE LEASE

THIS LEASE (“Lease”), dated for reference purpose and effective as of February 2, 2005, (the “Lease Date”) is made and entered into by and between R.B. INCOME PROPERTIES, a California limited partnership (“Landlord”) and VERUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) for space in the building located at 12671 High Bluff Drive (the “Building”) located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Del Mar Corporate Plaza (the “Project”); described more particularly on the Legal Description, attached hereto as Exhibit A, shall be upon the terms and conditions contained hereinafter.

1. PREMISES

1.01. Premises. Landlord leases to Tenant, subject to the provisions of this Lease, the Premises in the Building as set forth in the Basic Lease Information, the usable space of which is shown on the Building Floor Plans, attached hereto as Exhibit B. The rentable square feet of the Premises, Building and Project shall be as set forth in the Basic Lease Information. By occupying the Premises, Tenant shall be deemed to accept the same in their condition existing as of the date of such occupancy and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the Tenant’s use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant’s use of the same upon which Tenant has relied directly or indirectly for any purpose are those expressly provided in this Lease.

1.02. Exhibits. The following Exhibits are attached to this Lease after the signatures and by reference thereto are incorporated herein:

Exhibit A — Legal Description

Exhibit B — Site Plan and Building Floor Plan

Exhibit C — Preliminary Plans

Exhibit D — Work Letter

Exhibit E — Rules and Regulations

Exhibit F — Letter of Credit

Exhibit G — Additional Lease Provisions

1.03. Common Areas. Tenant shall have, as appurtenant to the Premises and subject to reasonable nondiscriminatory rules and regulations from time to time made by Landlord of which Tenant is given reasonable notice, the right to the use of the following in common:

(a) Building Common Area. The common stairways and access ways, lobbies, entrances, stairs, elevators, maintenance and utility service areas and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises (the “Building Common Areas”);

(b) Project Common Area. The common walkways, sidewalks, landscape areas, parking spaces and driveways necessary for access to the Project and parking spaces, as well as the fitness center and locker room facilities (the “Project Common Areas”); and

(c) Parking Area. The common Project parking lot area (the “Parking Area” and together with the Building Common Areas and the Project Common Areas, the “Common Areas”).

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1.04. Landlord’s Reserved Rights in Common Areas and Project. Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant’s quiet enjoyment and use of, and access to, the Premises and the other rights of Tenant as granted by this Lease. This reservation includes but is not limited to right of Landlord, to grant easements and licenses to others and the right to maintain or establish ownerships of the Building separate from fee title to the land and other improvement in the Project. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if, by reason of the terms of such document, Tenant may be deprived of the quiet enjoyment and use of, and access to, the Premises, and the other rights of Tenant, as granted by this Lease. Landlord reserves the right from time to time: (a) to install, use, maintain, repair, relocate and replace any pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas; (b) to change the lines of the lot on which the Project stands (“Lot”) and to redesign and restripe the parking facilities around the Building and make other reasonable changes and grant other rights thereto, including without limitation, the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels in or adjacent to the parcel on which the Building is situated; and (c) to alter or relocate any Common Areas or other facilities; provided that no such action shall have a material adverse effect on Tenant’s quiet enjoyment and use of, and access to, the Premises and the other rights of Tenant as granted by this Lease. Landlord reserves the right to grant exclusive use to portions of the Parking Area to specific tenants.

1.05. Rentable/Useable Area. As used in this Lease, the terms “Rentable Area” and “Useable Area” shall mean the rentable area and useable area of the Premises, Building and Project and shall be the square footage designated in the Basic Lease Information. The Annual Base Rent and Operating Expenses for the Premises are not solely and directly attributable to the actual rentable or useable area of the Premises, Building or Project and in the event that it is determined that the actual rentable or useable area of the Premises, Building or Project is different from the square footages set forth in the Basic Lease Information, no modification shall be made to the Base Rent or Operating Expenses set forth in the Basic Lease Information.

1.06. Tenant’s Parking Entitlements. Entitlements. Tenant shall be entitled to the non-exclusive use, without charge, during the Term and any extension thereof, of a pro rata number of parking spaces in the area of the Project designated as the Parking Area for the Project as shown on Exhibit B attached hereto. Landlord shall have no responsibility for policing or otherwise enforcing parking rights in the Project. Tenant shall be entitled to two (2) reserved non-covered parking spaces in the Parking Area on the west side of the Building in a location to be agreed upon by Landlord and Tenant as shown on Exhibit B, or otherwise agreed upon by Landlord and Tenant.

1.07. Condition of Premises. Landlord warrants that, as of the Lease Date, the electrical, plumbing and mechanical systems in the Building are in good working order. Tenant shall have the right to notify Landlord of any such deferred maintenance of the electrical, plumbing and mechanical systems within sixty (60) days following the Term Commencement Date and Landlord will be responsible for repairs thereof within fifteen (15) days following Tenant’s timely delivery to Landlord of such notice. Landlord warrants that, as of the Lease Date, to Landlord’s current actual knowledge, there are no Hazardous Materials (as defined below) located at the Building in amounts that violate Health and Safety Laws (as defined

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below) or other applicable laws and that there are no material defects in the construction of the Building and that the improvements in the Building constructed by Landlord and the common Areas in the Project comply with the requirements of the Americans With Disabilities Act as of such date. Tenant shall have the right to notify Landlord of any such non-compliance, and Landlord will be responsible for bringing such facilities into compliance. Except as otherwise set forth in this Section 1.07, Landlord makes no representations and warranties regarding the condition of the improvement in the Premises or their fitness for Tenant’s intended use. Except as specifically provided in Article 2 below, Landlord shall have no obligation to make any improvements to the Premises and, to the maximum extent permitted by law, Tenant hereby agrees to accept the Premises in their “as-is” condition.

2.TENANT’S IMPROVEMENTS

2.01. Plans. For the purposes of this Article 2, capitalized terms not otherwise defined elsewhere in this Lease shall have the meanings set forth in Exhibit “D” attached hereto (the “Work Letter”).

(a) Preliminary Plans. Landlord and Tenant have approved the preliminary plans and outline specifications identified in Exhibit C (“Preliminary Plans”) , for the construction by Landlord of Tenant’s Improvement Work (as defined in the Work Letter).

(b) Final Plans. Landlord shall have final plans and specifications (“Final Plans”) prepared by Facility Solutions (“Landlord’s Designer”), which Final Plans shall be substantially in conformity with the Preliminary Plans. “Tenant’s Improvement Plans” shall hereinafter mean Preliminary Plans and, when prepared and approved by Landlord and Tenant, Final Plans. Preparation and approval of the Final Plans and any changes requested by Tenant thereto shall be made only in accordance with the Work Letter.

2.02. Construction. Landlord shall cause the Tenant’s Improvement Work in the Premises to be constructed substantially in accordance with the Tenant’s Improvement Plans and the Work Letter. Landlord shall construct Tenant’s Improvement Work (as defined in the Work Letter) in accordance with the approved Tenant’s Improvement Plans, all in accordance with the provisions of the Work Letter. Costs and expenses of such work, including the costs of the Tenant’s Improvement Work, fees of Landlord’s Designer, building permit fees, the fee of Landlord’s Contractor (as defined in the Work Letter) and all other costs and expenses chargeable to Landlord pursuant to Exhibit “D” to this Lease (collectively the “Tenant Improvement Costs”), shall be paid by Landlord, except as otherwise provided in the Work Letter.

2.03. Failure to Complete Construction. Tenant’s only remedies for Landlord’s failure to cause Substantial Completion (as defined in the Work Letter) of the Tenant’s Improvement Work and the Landlord’s Work (as each term is defined in the Work Letter, and collectively, the “Improvements”) to occur on or before the Estimated Improvement Completion Date (as defined in the Work Letter), as extended pursuant to the Work Letter, shall be as set forth in this Section 2.03. If Substantial Completion of the Improvements has not occurred on or before the date which is two (2) months following the Scheduled Improvement Completion Date, as hereinafter defined (the “Termination Option Date”), Tenant shall have the option to terminate this Lease by the delivery to Landlord of written notice within ten (10) days after the Termination Option Date or any one month anniversary of the Termination Option Date until Substantial Completion of the Improvements occurs. Tenant shall not be entitled to terminate the Lease for any delay in completion of the Premises prior to the Termination Option Date. If

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it appears that Substantial Completion of the Improvements may not occur on or before the Estimated Improvement Completion Date, as extended pursuant to the Work Letter (the “Scheduled Improvement Completion Date”), due to Tenant Caused Delays (as defined in the Work Letter) Landlord shall be entitled to incur overtime charges (“Overtime Charges”) with Landlord’s Contractor and shall use commercially reasonable efforts to accelerate the completion of Tenant’s Improvement Work to meet the Scheduled Improvement Completion Date.

3. TERM

3.01. Commencement of Term. The Lease shall be for the Term set forth in the Basic Lease Information, commencing upon Term Commencement Date. The Term Commencement Date shall be the later of; (i) the date set forth in the Basic Lease Provisions, (ii) the date Landlord delivers to Tenant written notice that the Premises are ready for occupancy by Tenant, or (iii) the date the Premises would have been ready for occupancy had there been no Tenant Delays as set forth in the Work Letter.

3.02. Early Occupancy. Subject to the availability of the Premises, Tenant shall be permitted access to the Premises thirty (30 days prior to the Term Commencement Date for the purpose of coordinating the installation of its furniture, trade fixtures, equipment and technology systems in the Premises, the period between the date Tenant commences to enter into the Premises for such purposes and the Term Commencement Date being hereinafter referred to as the “Early Occupancy Period.” Such occupancy of the Premises shall be subject to all the provisions of this Lease, except that Tenant shall not be required to pay Monthly Base Rent or Operating Expenses for the Early Occupancy Period; provided, however, that Tenant shall have provided Landlord proof of Tenant’s insurance as set forth in Section 5.05; and provided further that Tenant shall pay or reimburse Landlord for all utilities and services to the Premises during the Early Occupancy Period. All furniture, materials, work, installations, equipment and decorations of any nature brought upon or installed in the Premises prior to the Term Commencement Date shall be at Tenant’s sole risk. Neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises prior to the Term Commencement Date. Prior to the Term Commencement Date, Landlord shall make available to Tenant reasonable access to any floor of the Building that Tenant may reasonably require to core drill and pull cable.

3.03. Notice of Lease Dates. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the commencement of the Term and expiration date of the Term in a form provided by Landlord. Such a notice shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

3.04 Option to Extend Term. Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years (the “Premises Option”). The period of the Premises Option is referred to herein as the “Option Term”. Tenant shall have no right or interest to exercise the Premises Option unless: (a) Tenant gives the Landlord written notice of its intent to exercise the Premises Option no earlier than three hundred thirty (330) days and no later than two hundred seventy (270) days prior to the end of the Term (the “Extension Notice”); (b) at the time the Extension Notice is given and on the date of the commencement of the Option Term, Tenant is not in default of any of the terms or conditions under this Lease beyond any applicable cure period, nor are there any conditions which with the passage of time could result in a default by Tenant at any time; (c) Tenant has not been in default in the performance of any of its obligations under this Lease more than two (2) times prior to the date

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the Extension Notice is given; (d) (I) Tenant has not filed, nor sought protection under any bankruptcy statute, and (ii) Tenant has not failed to obtain a vacation from any involuntary bankruptcy proceeding within sixty (60) days of such filing; and (e) (I) Tenant can establish by delivering to Landlord evidence reasonably acceptable to Landlord that the Tenant meets, as of the date the Extension Notice is given, and has continually met during the two (2) calendar quarters preceding the date the Extension Notice is given, the Tenant’s Financial Conditions as defined in Section 4.05, or (ii) the Letter of Credit provided for in Section 4.05 is posted with Landlord and then effective as of the date the Extension Notice is given and on the first day of the Option Term. Annual Base Rent during the Option Term shall be as set forth in Section 4.01(b) below. Time is of the essence with respect to Tenant’s exercise of the Premises Option. Tenants’ failure to exactly comply with any of the time or other requirements herein, shall cause the Premises Option to automatically expire and, in such event, this Lease shall terminate upon the expiration of the Term. The option to extend the Term pursuant hereto for the Option Term shall be personal to Tenant and shall not be exercisable by or for the benefit of any assignee, subtenant or other transferee of Tenant, except the Option may be transferred to an Affiliate Transferee to whom all of the interest of Tenant in the Lease has been transferred pursuant to Section 13.01.

3.05. Days. Except for the Rent payment requirements of Sections 4.01 and 4.02, when time periods of three (3) days or less are provided in this Lease, unless “calendar days” is expressly stated, such time periods are to be calculated such that “days” shall mean business days, regardless of whether “business days” is expressly stated.

4. RENT

4.01. Base Rent.

(a) Initial Term. The Annual Base Rent shall be the amount set forth in the Basic Lease Information payable in equal monthly installments of Monthly Base Rent as set forth in the Basic Lease Information. Tenant shall pay the Monthly Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord’s address or at such other place designated by Landlord in a written notice delivered to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever, in lawful money of the United States of America. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, upon each of the Term Commencement Date and the first day of the last calendar month of the Term, a portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Upon executing this Lease, Tenant shall pay the first full month’s installment of the Monthly Base Rent owing hereunder.

(b) Option Term. During the first year of the Option Term, if it occurs, Tenant shall pay to Landlord Base Rent equal to “Market Rent” (as defined below) for the Premises determined as of the commencement date of such Option Term adjusted annually during the Option Term in accordance with Section 4.03 below. As used herein, “Market Rent” shall mean the price that a ready and willing tenant would pay, at commencement of the Option Term, as monthly base rent to a ready and willing landlord of similar space in the geographical area of San Diego County known as Del Mar Heights if such office space were offered for lease on the open market for a reasonable period of time and be the product of the fair market annual rental rate per rentable square foot multiplied by the Rentable Area of the Premises (as set forth in the Basic Lease Information), determined as follows: (a) as mutually agreed by Landlord and Tenant within ten (10) days of Landlord’s delivery to Tenant of Landlord’s opinion of the Market Rent for the first year of the Option Term (“Landlord Rent Notice”, which shall be

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delivered to Tenant within ten (10) days of receipt of Tenant’s written Extension Notice; or (b) in the event that Landlord and Tenant are unable to so agree, the Market Rent shall be determined by concurrent appraisals pursuant to Section 4.01(c) below. In determining Market Rent, appraisers shall take into account the duration of the Option Term, the quality, condition and prestige of the Building and Premises (as tenant improvements are maintained as required by the terms and conditions of this Lease), recent monthly rental rates and annual base rent escalations for buildings of similar size and location imputed to the commencement of the Option Term, condition and quality of comparable tenant improvements in buildings of similar quality and location and all relevant economic terms of this Lease, including free rent and other economic inducements, it being the intent that Market Rent, as so determined, should reflect the total economic package which would be offered at the time of commencement of the Option Term to a new tenant for the Premises, or substantially similar space in a building of similar quality, condition, and location and with similar tenant improvements under a lease with substantially the same terms and provisions as the applicable terms and provisions of this Lease (“Market for Similar Space”) without discounting the rent for the creditworthiness of the Tenant or for the cost of real estate leasing commissions. Landlord’s Rent Notice, and any determination of Market Rent by appraisal as described herein, shall also set forth the market annual base rent escalation rate then prevailing in the relevant marketplace, which shall be used for purposes of determining Base Rent adjustments during the Option Term in accordance with Section 4.03 below.

(c) Market Rent Appraisal Procedure.

(i) If Tenant rejects the Market Rent proposed by Landlord in Landlord’s Rent Notice, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser (the “Mutual Appraiser”) not later than five (5) days after the Landlord receives notice of Tenant’s rejection of Landlord’s proposed Market Rent (“Tenant’s Rejection Notice”), which date of receipt shall be within ten (10) days of Landlord’s delivery of Landlord’s Rent Notice. If Landlord and Tenant are unable to agree upon a Mutual Appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than ten (10) days after Landlord’s receipt of Tenant’s Rejection Notice. Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser (the “Additional Appraiser”). Landlord and Tenant shall instruct the appraiser(s) to complete the determination of the Market Rent not later than fifteen (15) days after all appraisers have been appointed.

(ii) If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed within the prescribed time period shall determine the Market Rent of the Premises for the first year of the Option Term. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Market Rent of the Premises for the first year of the Option Term.

(iii) Landlord and tenant shall each bear the cost of its own appraiser (including any single appraiser appointed in accordance with clause (ii) above) and the parties shall share equally the cost of the Mutual Appraiser or the Additional Appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years’ experience in the appraisal of similar office buildings in the San Diego area and shall be members of MAI or similar professional organizations of substantially equivalent or better reputation.

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(iv) If a single Mutual Appraiser is chosen, then such Mutual Appraiser shall determine the Market Rent of the Premises for the first year of the Option Term. Otherwise, the Market Rent of the Premises for the first year of the Option Term shall be the arithmetic average of two (2) of the three (3) appraisals which are closest (or identical) in amount, and the third appraisal shall be disregarded. In the event that no two (2) appraisals are closer in amount than any other two (2) appraisals, then the Market Rent of the Premises for the first year of the Option Term shall be the arithmetic average of all three (3) appraisals. Notwithstanding anything else contained herein, the Market Rent as so determined shall not be less than the Basic Annual Rent payable during the year preceding the Option Term.

4.02. Additional Rent. All charges required to be paid by Tenant hereunder, including without limitation, payments for Operating Expenses and any other amounts payable under this Lease, shall be considered additional rent for the purposes of this Lease (“Additional Rent”), and Tenant shall pay Additional Rent as provided in Section 6.05. “Rent” shall mean Base Rent and Additional Rent.

4.03. Escalation. The Base Rent shall be adjusted during the initial Term as provided in the Basic Lease Information. The Base Rent shall be adjusted annually during any Option Term by the escalation rate determined as a function of the Market Rent determination pursuant to Section 4.01(b).

4.04. Late Payment. If any installment of Rent is not paid promptly within five (5) business days of the first of the month or otherwise when due, the unpaid amounts shall bear interest at the interest rate set forth in Section 12.02(e) from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Rent is not received by Landlord from Tenant when the installment is due, Tenant shall immediately pay to Landlord a charge for administration, collection and accounting expenses equal to ten percent (10%) of the amount of such delinquent amounts due in addition to the installment of Rent then owing with interest at the interest rate set forth in Section 12.02(e), regardless of whether or not a notice of default or notice of termination has been given by Landlord. Landlord and Tenant agree that the late payment charge represents a reasonable estimate of Landlord’s costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s nonpayment of any amounts when due and payable pursuant to this Lease. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

4.05. Security. To secure Tenant’s obligations under this Lease to pay Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Landlord in clean and sanitary condition and repair upon termination of this Lease as required pursuant to Section 18.15 below and to discharge Tenant’s other obligations hereunder, Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, a letter of credit in the amount of Two Hundred Nine Thousand Four Hundred Fifty Dollars ($209,450) (“Letter of Credit”). Said Letter of Credit shall be substantially in the form and of the substance of Exhibit F attached hereto, and issued by Silicon Valley Bank, or another financial institution reasonably acceptable to Landlord. Tenant shall replace the Letter of Credit with another Letter of Credit that meets the requirements set forth above for at least thirty (30) days before the Letter of Credit expires. Upon any default by Tenant which has not been cured within the applicable time period after any notice required by this Lease, including specifically but without limitation Tenant’s obligation to pay Rent or abide by any of its obligations under this Lease, Landlord shall be entitled to draw upon said Letter of Credit in the amount of the default(s) by the issuance of Landlord’s sole written demand to the issuing

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financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default. If any portion of the Letter of Credit is drawn after a default by Tenant, Tenant shall, within seven (7) business days after written demand by Landlord restore the Letter of Credit to its original amount. Provided that (a) Tenant is not in default in the performance of any of its obligations under this Lease on the date which is four (4) years after the Effective Date of this Lease (“Letter of Credit Termination Date”) and (b) Tenant can establish by delivering to Landlord evidence reasonably acceptable to Landlord that Tenant has as of the Letter of Credit Termination Date, and has continually had during the two (2) calendar quarters preceding the Letter of Credit Termination Date, liquid assets consisting of cash or cash equivalents (bonds and publicly traded securities) reserves of not less than Five Million Dollars ($5,000,000) and a ratio of current assets to current liabilities, as determined by generally accepted accounting principles, consistently applied, of not less than two-to-one (“Tenant’s Financial Requirement”), subject, however, to Tenant delivering to Landlord the Security Deposit described below in this Section 4.05, the obligation of Tenant to maintain the Letter of Credit shall terminate as of the Letter of Credit Termination Date. As a condition to the termination of Tenant’s obligation to maintain the Letter of Credit, Tenant shall deposit with Landlord on or before the Letter of Credit Termination Date an amount equal to the Base Rent payable for the month which contains the Letter of Credit Termination Date (“Security Deposit”). The Security Deposit when delivered shall secure Tenant’s obligations under the Lease secured by the Letter of Credit. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant’s obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant’s unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, shall immediately pay Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. In the event that Landlord shall expend the same in order to cure Tenant’s default hereunder, Tenant’s failure to forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited within five (5) days after Tenant’s receipt of notice from Landlord that such amounts have been so expended shall constitute an Event of Default. The Security Deposit shall be held by Landlord without liability for interest on the same. Upon termination of this Lease, if Tenant has then performed all of Tenant’s obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord may deliver the Security and Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security and Security Deposit. Notwithstanding anything to the contrary contained in this Section 4.05, in the event the obligation of Tenant to maintain the Letter of Credit is terminated as provided above, if at any subsequent time during the Term of this Lease, including any extensions thereof, from and after the Letter of Credit Termination Date, Tenant shall fail to maintain the Tenant’s Financial Requirement, Tenant shall immediately give written notice thereof to Landlord and cause a replacement letter of credit to be delivered to Landlord, within ten (10)days after the date Tenant fails to meet the Tenant’s Financial Requirement, in the amount, and on the other terms of, the original Letter of Credit.

5. INSURANCE

5.01. Special Form Coverage.

(a) At all times during the Term, Landlord shall procure and maintain in full force and effect with respect to the Project (including the Building and the Tenant’s Improvement Work paid for by Landlord), a policy or policies of special form risk insurance (with extended coverage endorsement attached, including sprinkler, vandalism and malicious

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mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage), naming Tenant as a loss payee, as its interest may appear, in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof and any other insurance Landlord reasonably deems necessary, including, but not limited to, boiler and machinery insurance. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant’s operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall also, to the extent same is available on commercially reasonable terms and at commercially reasonable rates, keep and maintain, by endorsement to its special form insurance or by a separate policy, rental abatement insurance insuring against abatement or loss of Rent in case of fire or other casualty insured against by a standard “special form” policy, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing, as reasonably determined by Landlord. Should Landlord determine that rental abatement insurance is not available on the foregoing terms, Landlord shall give written notice thereof to Tenant within ten (10) days of the date such determination is made.

(b) At all times during the Term, Tenant shall, at its expense, procure and maintain in full force and effect a similar policy of insurance, naming Landlord as a loss payee as to tenant improvements only, as its interest may appear, with respect to property of every description and kind owned by Tenant upon the Premises or the Building, or for which Tenant is legally liable, including, without limitation, trade fixtures, furniture, equipment and other personal property, and all tenant improvements owned or installed by or on behalf of Tenant (but not with respect to those owned constructed by and owned by Landlord and defined in the Work Letter as Tenant’s Improvement Work) insuring one hundred percent (100%) of the full replacement value of said property and tenant improvements. Any policy proceeds shall be used for the repair and replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions on excessive damage or destruction set forth in Section 10.04 below. Notwithstanding anything to the contrary contained in this Section 5.01, Tenant shall reimburse Landlord within fifteen (15) days after receipt by Tenant of an invoice therefor, for the cost of the insurance provided in this Section 5.01 on any of Tenant’s Improvement Work in excess of Building standard improvements.

5.02. Liability Coverage. Within fifteen (15) days after the execution of this Lease, Tenant shall provide Landlord with certificates of insurance for all of Tenant’s insurance policies required hereunder so that Landlord may determine whether Tenant’s insurance policies are in such forms, amounts and are written by such insurance companies as required by Landlord. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of broad form commercial general liability insurance with and cross-liability endorsements (insuring Tenant’s indemnification obligations under this Lease, including Section 5.09 hereof) written by an insurance company approved by Landlord in the form customary to the locality, insuring Tenant’s activities with respect to the Premises and/or Building against loss, damage or liability for personal and bodily injury (including wrongful death) of any person and loss or damage to property occurring in, upon or about the Premises covering personal and bodily injury in the amounts of not less than Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence and covering property damage in the amount of not less than Two Million Dollars ($2,000,000) per occurrence. Landlord and the Managing Agent set forth in the Basic Lease Information shall be named as an additional insured under such policies. Such insurance shall be with insurance companies with a Best rating classification of not less than A- and a financial rating classification not less than XI and approved to do business in California. Such insurance shall have a deductible of no greater than Twenty-Five Thousand Dollars ($25,000). Tenant’s

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obligations to carry the insurance set forth herein may be satisfied by coverage under a so-called blanket policy of broad form commercial general liability insurance with the same endorsements and coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest; provided, however, that Landlord and the Managing Agent set forth in the Basic Lease Information shall be named as an additional insured, the coverage afforded Landlord shall not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied. Landlord shall have the right to require that the aforementioned limits of liability be increased to Three Million Dollars ($3,000,000) during any Option Term.

5.03. Worker’s Compensation Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of worker’s compensation insurance, in statutory amounts and limits, and employer’s liability insurance with limits as follows: bodily injury each accident in the amount of not less than One Million Dollars ($1,000,000), bodily injury/disease each employee in an amount not less than One Million Dollars ($1,000,000), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000).

5.04. Business Interruption/Rental Abatement Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of business interruption insurance and rental abatement insurance as Tenant may deem necessary or appropriate.

5.05. Insurance Certificates. Tenant shall furnish to Landlord, no more than ten (10) days prior to the earlier of Tenant’s occupancy of the Premises (as permitted by Section 3.02) or the Term Commencement Date of this Lease and thereafter no more than twenty (20) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be calculable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Article 5; provided that such certificates may provide for cancellation for such policies due to non-payment of premiums upon twenty (20) days’ prior written notice to the parties named as additional insureds in this Article 5. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease (to be evidenced by the attached of an appropriate endorsement to the certificate of insurance delivered by Tenant to Landlord pursuant to this Section).

5.06. Tenant’s Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. Notwithstanding the foregoing, Landlord may at Landlord’s sole discretion, but shall not be required to, procure said insurance on Tenant’s behalf and charge Tenant the premium for such policies, together with an administration surcharge of fifteen percent (15%) of the premium for such policies paid by Landlord. This Section 5.06 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other section of this Lease.

5.07. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, or Tenant’s personal property therein, shall, to the extent the same can be obtained without unreasonable expense, include a clause or endorsement denying the insurer any rights of

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subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

5.08. Tenant’s Property and Fixtures. Tenant shall assume the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

5.09. Indemnification.

(a) To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord, Landlord’s agents and employees shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from any cause whatsoever related to the use, improvement, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant, and, subject to Section 5.07, Tenant shall indemnify protect, defend and hold Landlord, Landlord’s agents and employees, the Premises, Building, Lot and Project, and Landlord’s related property, harmless from and against (i) any and all liability, fines, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (“Claims”) arising from or relating to any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned in any way as a result of Tenant’s or Tenant’s officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees use, maintenance, occupation or operation of the Premises during the Term, (ii) all liens, claims and demands related to the use of the Premises and its facilities during the Term, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises, and (iii) from and against all legal costs and charges, including attorneys’ fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building, Project, Lot and Landlord’s related property or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury arising as a result of the gross negligence or willful misconduct of Landlord, Landlord’s agents or employees.

(b) Landlord shall indemnify, defend and hold harmless Tenant, Tenant’s agents and employees from and against all Claims for damage to property outside the Premises to the extent that such Claims result from the gross negligence or willful misconduct of Landlord and its agents and employees in connection with their activities in, on or about the Project or the Building, except to the extent that such Claim (i) is for damage to Tenant’s Improvements or Tenant’s personal property, fixtures, furniture and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered, had Tenant carried the insurance required under this Lease) or (ii) results from the negligent acts, omissions or willful misconduct of Tenant Parties.

5.10. Earthquake and Flood Insurance. In addition to any other insurance policies carried by Landlord in connection with the Project, Landlord may, if requested by Landlord’s mortgage lender, elect to procure and maintain in full force and effect during the Term, with respect to the Project, a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of Rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Project improvements.

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6. OPERATING EXPENSES

6.01. Tenant’s Share.

(a) Tenant’s share of Building Operating Expenses (“Tenant’s Building Share”) is hereby mutually agreed to be that percentage set forth in the Basic Lease Information. Tenant shall pay as Additional Rent Tenant’s Building Share of Building Operating Expenses for any calendar year after the Base Calendar Year to the extent that Building Operating Expenses for such calendar year exceed the Building Operating Expenses for the Base Calendar Year.

(b) Tenant’s share of Project Operating Expenses (“Tenant’s Project Share”) is hereby mutually agreed to be that percentage set forth in the Basic Lease Information. Tenant shall pay as Additional Rent Tenant’s Project Share of Project Operating Expenses for any calendar year after the Base Calendar Year to the extent that Project Operating Expenses for such calendar year exceed the Project Operating Expenses for the Base Calendar Year.

6.02. Definition of Operating Expenses.

(a) “Building Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, without limitation: (i) all Impositions as set forth in Article 6; (ii) premiums for insurance maintained by Landlord pursuant to Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Building to the extent such services relate to the Building; (iv) all supplies, materials, tool and equipment rental used in operation of the Building; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Building; (vi) a property management fee equal to three and one-half percent (3.5%) of the Base Rent of all tenants of the Building (the “Management Fee”); (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance of the Building (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Building other than Tenant); (ix) all interior and exterior maintenance, repair and replacement costs, including, without limitation, service areas, elevators, mechanical rooms, plumbing, heating, ventilating and air conditioning (“HVAC”) equipment and non-structural walls and roof (all to the extent related to the interior or exterior of the Building); (x) all other reasonable operating, management and other expenses incurred by Landlord to the extent such expenses are incurred in connection with operation of the Building; and (xi) all charges for water and sewer services not separately metered by Tenant and used or consumed in the Building; (xii) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Building or the Premises; (xiii) personal property taxes levied on or attributable to personal property used in connection with the Building; (xiv) outside consulting fees incurred directly attributable to the operation, management and maintenance of the Building; (xv) freight charges and transportation services attributable to the operation and/or management of the Building; and (xvi) reasonable accounting, audit and verification fees. Building Operating Expenses shall not include electricity and gas, if any, delivered to the Building, including Tenant’s Premises, which costs are Tenant’s proportionate or sole responsibility as further defined in Section 6.08. Notwithstanding the provisions of this Section 6.02, the following shall not be included within Building Operating Expenses:

(i) Any depreciation on the Building or any improvements thereto;

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(ii) Costs incurred due to a violation by Landlord or any other tenant of the Building of any of the terms and conditions of this Lease or of any other lease relating to the Building;

(iii) Any principal, interest, loan fees, legal expenses and other carrying costs related to any mortgage or deed of trust and all rental and other amounts payable due under any ground or underlying lease related to the Building, unless such costs are directly attributable to a Tenant’s breach or default under this Lease;

(iv) Real estate brokers’ leasing commissions or other real estate fees, attorneys fees, costs, expenses and disbursements of any kind whatsoever incurred in connection with marketing space or leasing space to tenants or prospective tenants, including tenant improvement expenses.

(v) Initial improvements or alterations to tenant spaces.

(vi) The cost of providing any service directly to and paid directly by any tenant.

(vii) Costs associated with:

(A) Operation of the business of the ownership of the Building or the Project or entity that constitutes Landlord or the Managing Agent set forth in the Basic Lease Information (or any other property manager), as distinguished from the cost of Building operations;

(B) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the Management Fees;

(viii) Costs of:

(A) Initial construction of the Building (including legal costs and professional consultants’ costs); or

(B) Reconstruction of the Building pursuant to Article 10;

(ix) Capital improvement costs related to the repair or replacement of the structural foundations, structural walls and structural roof of the Building and capital improvement costs related to the replacement or addition of other capital components of the Building, except to the extent of a pro-rata share of the cost of replacing any such capital components required to be replaced, determined based on the number of months then remaining in the Term of the Lease and an estimated useful life of such capital components;

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(x) All expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project or any surrounding property and supporting facilities, which are included in Project Operating Expenses.

(xi) Legal, accounting, audit, verification and other consulting fees relating to the ownership, as opposed to the operation, of the Building and the Project.

(xii) Impositions levied on any other tenant’s improvements in the Building to the extent the cost of such tenant improvements is in material excess of the Building standard improvements.

(xiii) Any and all costs of selling or exchanging the Building.

(xiv) Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds.

(xv) Attorneys’ fees and other costs incurred by Landlord to enforce the provisions of any lease of space in the Building due to the violation by any tenant of the terms and conditions of such lease by any tenant of the Building.

(xvi) Tax penalties incurred as a result of Landlord’s negligence or inability or refusal to make payments when due.

(xvii) Costs arising out of the presence of Hazardous Materials in or about the Building as of the Lease Date.

(xviii) Utility costs for which any tenant directly contracts with the local public service company.

(xix) Costs arising from the Landlord’s charitable or political contributions.

(xx) Costs, other than those incurred in ordinary maintenance and insurance, for sculpture, paintings or other art objects.

(xxi) Costs of any items to the extent Landlord receives reimbursement from insurance proceeds, condemnation awards or a third party, including payments pursuant to such third party’s indemnification.

(xxii) Insurance premiums to the extent of any refunds of those premiums.

(xxiii) Entertainment, dining, or travel expenses that are (a) not directly related to the management or maintenance of the Building or (b) in excess of reasonable and customary amounts.

(xxiv) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statues or laws in effect as of the Lease Date, including, without limitation, the Americans with Disabilities Act, including any penalties or damages incurred due to such non-compliance as of such date.

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(xxv) Advertising and promotional expenditures.

(b) “Project Operating Expenses” shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project Common Areas and Parking Area, including, without limitation: (i) all Impositions as set forth in Article 6; (ii) premiums for insurance maintained by Landlord pursuant to Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Project Common Areas and Parking Area to the extent such services are for the Project; (iv) all supplies, materials, tool and equipment rental used in operation of the Project Common Areas and Parking Area; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Parking Area and the Project Common Area, including, without limitation, locker rooms and exercise facilities; (vi) repairs, replacements and general maintenance of the Parking Area and the Project Common Area (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Project other than Tenant); (vii) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Parking Area and the Project Common Areas; (vii) all charges for water, electrical, and sewer services not separately metered by any tenant of the Project and used or consumed in the Parking Area or the Project Common Area; (ix) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project; (xi) personal property taxes levied on or attributable to personal property used in connection with the Project Common Areas and Parking Area; (xii) freight charges and transportation services to the extent attributable to the operation and/or management of the Project; and (xiii) reasonable accounting, audit, verification and other reasonable consulting fees. Project Operating Expenses shall not include electricity and gas, if any, delivered to the Project, which costs are the responsibility of any tenant of the Project as further defined in Section 6.08. Notwithstanding the provisions of this Section 6.02, the following shall not be included within Project Operating Expenses:

(i) Any depreciation on the Project Common Areas or Parking Area or any improvements thereto;

(ii) Costs incurred due to violation by Landlord, or any other tenant of the Project, of any of the terms and conditions of this Lease or of any other lease relating to the Project;

(iii) Any principal, interest, loan fees, legal expenses, and other carrying costs related to any mortgage or deed of trust and all rental and other amounts payable under any ground or underlying lease related to the Project, unless such costs are directly attributable to a Tenant’s breach or default under this Lease;

(iv) Real estate brokers’ leasing commissions or other real estate fees, attorneys fees, costs, expenses and disbursements of any kind whatsoever incurred in connection with marketing space or leasing space to tenants or prospective tenants, including tenant improvement expenses.

(v) Initial improvements or alterations to tenant spaces.

(vi) The cost of providing any service directly to and paid directly by any tenant.

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(vii) Costs associated with:

(A) Operation of the business of the ownership of the Project or the Project or entity that constitutes Landlord or the Managing Agent set forth in the Basic Lease Information (or any other property manager) as distinguished from the cost of Project operations; or

(B) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Project Common Areas or Parking Area, except to the extent that those costs and expenses are included in the Management Fees.

(viii) Costs of:

(A) Initial construction of the Project Common Areas, Parking Area or any building in the Project other than the Building, and other buildings leased to tenants (including legal costs and professional consultants’ costs);

(B) Reconstruction of the Project Common Areas or Parking Area pursuant to Article 10.

(ix) Capital improvement costs related to the repair or replacement of the structural foundations, structural walls and structural roof of the of the Project Common Area or Parking Area and capital improvement costs related to the replacement or addition of other capital components of the Project Common Area or Parking Area, except to the extent of a pro-rata share of the cost of replacing any such capital components required to be replaced, determined based on the number of months then remaining in the Term of the Lease and an estimated useful life of such capital components.

(x) All expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project, which are included in Building Operating Expenses.

(xi) Legal, accounting, audit, verification and other consulting fees relating to the ownership, as opposed to the operation, of the Building and the Project.

(xii) Impositions levied on any other tenant’s improvements in the Building or the Project to the extent the cost of such tenant improvements is in material excess of the Building standard improvements.

(xiii) Any and all costs of selling or exchanging the Project.

(xvi) Tax penalties incurred as a result of Landlord’s negligence or inability or refusal to make payments when due.

(xv) Attorneys’ fees and other costs incurred by Landlord to enforce the provisions or any lease of space in the Project due to the violation by any tenant of the Project of the terms and conditions of such lease.

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(xvi) Tax penalties incurred as a result of Landlord’s negligence or inability or refusal to make payments when due.

(xvii) Costs arising out of the presence of Hazardous Materials in or about the Project (including, without limitation, the ground water or soil of the Project) as of the Lease date.

(xviii) Utility costs for which any tenant directly contracts with the local public service company.

(xix) Costs arising from the Landlord’s charitable or political contributions.

(xx) Costs, other than those incurred in ordinary maintenance and insurance, for sculpture, paintings or other art objects.

(xxi) Costs of any items to the extent Landlord receives reimbursement from insurance proceeds, condemnation awards or a third party, including payments pursuant to such third party’s indemnification.

(xxii) Insurance premiums to the extent of any refunds of those premiums.

(xxiii) Entertainment, dining, or travel expenses that are (a) not directly related to the management or maintenance of the Building or (b) in excess of reasonable and customary amounts.

(xxiv) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statues or laws in effect as of the Lease Date, including, without limitation, the Americans with Disabilities Act, including any penalties or damages incurred due to such non-compliance as of such date.

(xxv) Advertising and promotional expenditures.

(c) As used herein, “Operating Expenses” shall mean Building Operating Expenses or Project Operating Expenses, as applicable.

6.03. Proration. Any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period.

6.04. Survival. Any such sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be determined by Landlord with an adjustment to be made once the exact amount is known.

6.05. Estimated Payments. Prior to the commencement of each calendar year of the Term, Landlord shall estimate the Additional Rent payable by Tenant pursuant to this provision and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12) of Landlord’s estimated amount. After the end of each calendar year there shall be an

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adjustment made to account for any difference between the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall credit Tenant the amount of such overpayment when determining Tenant’s estimated operating expense payments for the following calendar year; provided, that in the case of an overpayment for the final Lease Year of the Term identified in the Basic Lease Information, Landlord shall refund such overpayment to Tenant within ninety (90) days after the end of Tenant’s Lease Term. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord, as Additional Rent, within ten (10) days after receipt of notice from Landlord of such underpayment.

6.06. Adjustment. Notwithstanding any provision herein to the contrary, in the event the Project and/or Building is not fully occupied (including because it is not yet constructed) during the Base Calendar Year or any subsequent calendar year, an adjustment shall be made in computing Operating Expenses and Tenant’s Share of Operating Expenses for such calendar year so that the same shall be computed for such calendar year as though the Building and/or Project had been ninety-five percent (95%) occupied during such year and fully tax assessed for such year. Additionally, if all capital improvements made by Landlord to the Common Area in calendar year 2005 are not included in the real property tax assessment for the Base Year, an adjustment for such improvements which are not included shall be made for the Base Year to reflect the increase in real tax assessment that would have been included in the real property tax assessment for the Base year if such improvements had been so included.

6.07. Impositions. “Impositions” shall collectively refer to all forms of: (i) real estate taxes, assessments, impact fees, transit charges, housing fund assessments, assessment bonds, license fees, license taxes, business license fees, commercial rental taxes and improvement bonds in connection with the Project and/or the Building ; (ii) governmental taxes, levies, fees and charges imposed by any authority having the direct power to tax, including but not limited to any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, and all other taxes relating to any legal or equitable interest in the Premises, Project and/or the Building; (iii) taxes which may be levied in lieu of real estate taxes; and (iv) other governmental charges (including, but not limited to, charges for traffic facilities improvements, water service studies and improvements, and fire service studies and improvements) or amounts necessary to be expended because of governmental orders. “Impositions” shall include all such governmental obligations, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Project and/or Building or become payable during the Term.

(a) Installment Election. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

(b) Limitation. Nothing contained in this Lease shall require Tenant to pay (I) any franchise, estate, inheritance or succession transfer tax of Landlord, (ii) any assessment or penalty imposed by any governmental authority by reason of Landlord’s or the Project’s failure to comply with any applicable law (except as otherwise expressly set forth herein, or if resulting from the acts or omissions of Tenant), or (iii) any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however,

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that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any said tax or excise as Additional Rent.

(c) Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

(d) Impositions on Tenant Improvements in Excess of Building Standard Improvements. Tenant shall, within fifteen (15) days after receipt by Tenant of an invoice therefor, reimburse Landlord, and not as a part of Operating Expense, any and all Impositions levied upon the Tenant’s Improvements in the Premises to the extent the cost of such tenant improvements are in excess of Building standard improvements.

6.08. Services and Utilities. Tenant shall contract directly with the appropriate utility company for the supply of electricity to the Premises, which shall be separately metered. Landlord shall use its best reasonable efforts to provide during Business Hours, as specified in the Basic Lease Information, HVAC services to the Building. Said HVAC services will be rebilled to Tenant as Additional Rent with Tenant’s share hereby mutually agreed to be that percentage set forth in the Basic Lease Information. Landlord shall also use its best reasonable efforts to provide during the Business Hours, as specified in the Basic Lease Information, as an Operating Expense: (i) utilities and maintenance to the Common Areas; and (ii) janitorial service to Premises. Landlord shall not be liable for any failure or interruption of any utility or service, and Tenant shall not be entitled to any reduction or abatement of Rent on account of any such failure or interruption, unless such failure or interruption is shown by Tenant to be directly attributable to the gross negligence or intentional acts of Landlord, its agents or employees. In the event of any such interruption or failure of any services or utilities provided in this Lease resulting from the gross negligence or intentional acts of Landlord, Landlord’s agents or employees, Tenant’s sole remedy shall be the equitable abatement of Base Rent for the duration of the interruption or failure, which abatement shall not commence until Tenant has first provided notice to Landlord and given ten (10) days to cure such interruption or failure.

6.09. Special Services.

(a) Additional Services. In the event Landlord provides any utilities or services to Tenant beyond the standard services set forth in Section 6.08 of this Lease, Tenant shall pay Landlord for such special services, together with an administration surcharge of fifteen percent (15%) of the cost of such special services, as Additional Rent.

(b) Utility Consumption. As part of the Improvements of the Work Letter attached hereto as Exhibit D, Landlord shall install an HVAC override timer with an hourly counter attachment on each floor of the Premises. Tenant’s activating said override timer to obtain HVAC services after normal Business Hours (as set forth in the Basic Lease Information) will engage the Building’s package, condensing and fan coil units. Each quarter, Landlord shall determine the operating hours that Tenant has obtained HVAC services in excess of normal Business Hours (“Excess Operating Hours”). The total number of Excess Operating Hours derived will be multiplied by Thirty-five Dollars ($35) per hour per zone and said resulting amount will reflect the HVAC utilities usage, as well as the increased maintenance and repair costs and accelerated reduction of the useful life of the equipment associated with such Excess Operating Hours for the applicable quarter and will be billed by Landlord to Tenant and shall be promptly paid by Tenant to Landlord as Additional Rent.

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6.10 Audit Rights. Not more than once each calendar year, Tenant, upon ten (10) days advance written notice thereof to Landlord, at Tenant’s sole cost and expense, may retain an independent financial professional reasonably acceptable to Landlord, or utilize an employee of Tenant, to review and audit Landlord’s books and records with regard to the Operating Expenses and the calculation of Tenant’s proportionate share thereof. Landlord shall make the books and records relating to Operating Expense available at Landlord’s office for the purpose of such audit. If it is reasonably determined by such auditors that Tenant overpaid its share of any Operating Expenses, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days. If it is reasonably determined by such auditors that Tenant underpaid its share of any Operating Expenses, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days. The cost of any such audit shall be paid solely by Tenant, unless the audit shows that Landlord overstated the Operating Expenses by more than five percent (5%), in which case Landlord shall pay one-half ( 1/2) of the reasonable cost and expense of such audit.

7. REPAIRS AND MAINTENANCE

7.01. Tenant Repairs and Maintenance. Except as otherwise specifically provided in this Lease, Tenant shall, at Tenant’s own expense, maintain the Premises in a clean, sanitary and safe condition and keep and maintain the integrity and quality of the Premises, all walls, ceilings, lights, fixtures, and floor coverings thereof, in first-class repair. Subject to Section 5.07, Tenant shall be responsible for the cost of any repairs due to damage caused by Tenant’s active negligence or wilful misconduct. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Tenant waives all rights to recover any losses or damages (including interference with or injury to Tenant’s business) resulting from Landlord’s performing or failure to perform any such repairs or maintenance, it being expressly understood and agreed that Tenant shall be solely responsible for and look solely to its insurance for any such damage and losses.

7.02. Inspection of Premises. Landlord, at reasonable times, and upon at least 24 hours advance notice to Tenant (except in the case of an emergency, when no notice shall be required), may enter the Premises to: (a) complete construction undertaken by Landlord on the Premises or Building; (b) to inspect, improve, clean or repair the same; (c) to inspect the performance by Tenant of the terms and conditions hereof; (d) to affix reasonable signs and displays; (e) to show the Premises to prospective purchasers, tenants and lenders; and (f) for all other purposes as Landlord shall reasonably deem necessary.

7.03. Liens. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall keep the Premises and Building free and clear of all mechanics’ and materialmen’s liens in connection therewith. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, after Landlord has first provided notice to Tenant and given Tenant three (3) days to remove such lien, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with an administration charge of fifteen percent (15%) of any such amounts, within five (5) days after notice is received from Landlord of the amount expended by Landlord.

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7.04. Landlord’s Maintenance Obligations. Subject to the terms and conditions provided for in this Lease, Landlord shall repair and maintain in good condition and repair, and in a manner that complies with all applicable governmental measures, the Common Areas, public areas, and structural portions of the Building and Project, including the exterior walls, under flooring and roof, basic plumbing, heating, air conditioning and electrical systems installed or furnished by Landlord, the cost of which shall be included in the Operating Expenses.

8. FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

8.01. Fixtures and Personal Property. Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises; provided, that such items are installed and are removable without damage to the structure or improvements of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, paint or other interior improvements visible from outside the Premises on wholly aesthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment and furniture shall remain Tenant’s property and shall be removed by Tenant upon expiration of the Term, or earlier termination of this Lease. At Landlord’s option, Landlord may notify Tenant in writing not to remove said improvements to the extent such removal may cause damage to the Premises or Building. Tenant shall repair, at Tenant’s sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items within ten (10) days after the termination of this Lease, Landlord may (i) keep and use them, wherein Tenant surrenders possession of title and waives all rights of possession, or (ii) remove any or all of them and cause them to be stored or sold in accordance with applicable law.

8.02. Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, except as permitted pursuant to Section 8.04 below, without obtaining the prior written consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to any alterations, additions or improvements to the interior of the Premises proposed by Tenant, except to the extent such alterations, additions or improvements (i) affect the structural elements of the Building; (ii) affect the electrical, mechanical or plumbing systems of the Building; (ii) are visible from outside the Building or (iii) affect the improvements to the Premises constructed by Landlord. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, lawful ordinances, etc. Further, Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. Tenant shall not permit liens of any kind to be imposed upon the Premises or Building and Tenant shall discharge of record any such liens or post adequate security or bond within five (5) days after written notice thereof. Tenant shall reimburse Landlord for Landlord’s reasonable charges for

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reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant, and as a deposit against such obligation Tenant shall submit to Landlord with each request to make any alteration, additions or improvements to the Premises a deposit of Five Hundred Dollars ($500). Landlord shall refund all or any part of such deposit not actually expended or incurred by Landlord for reviewing and approving or disapproving Tenant’s plans as permitted herein. Tenant shall also reimburse Landlord for the costs of any increased insurance premiums incurred by Landlord to include such alterations in the Landlord’s all risk insurance coverage requirements set forth in Section 5.01; provided, however, that Landlord shall be required to include the Tenant’s alterations under Landlord’s all risk insurance only to the extent such insurance is actually obtained by Landlord and such alterations are insurable under Landlord’s insurance. If such Tenant alterations are not or cannot be included in the coverage of Landlord’s insurance, Tenant shall insure the alterations under Tenant’s all risk insurance policy or policies as set forth in Section 5.01. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy covering bodily injury in the amounts of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence and covering property damage in the amount of Two Million Dollars ($2,000,000) per occurrence. Tenant shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense, before proceeding with any alteration the cost of which exceeds Five Thousand Dollars ($5,000) a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such alteration. Landlord may require proof of such insurance prior to commencement of any work on the Premises.

8.03. Removal of Alterations. All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, by written notice at any time prior to the date which is thirty (30) days before the expiration of the Term (or immediately upon any sooner termination of the Lease) identify those items of Tenant’s alterations, additions or improvements which Landlord shall require Tenant to remove at the termination of this Lease. If Landlord requires Tenant to remove any such alterations, additions or improvements, Tenant shall at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises and/or the Building caused by such removal.

8.04. Minor Alterations. The original Tenant shall be permitted to make minor alterations, additions or improvements to the interior improvements of the Premises (“Minor Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, but only if:

(a) At least fifteen (15) days before construction commences, Tenant gives Landlord written notice of the nature and extent of the intended Minor Alterations, specifying the contractor that Tenant intends to use, a cost estimate of the proposed Minor Alterations and copies of all contracts relating thereto (those contracts not available at the time of Tenant’s notice shall be delivered to Landlord when they become available but in all events prior to commencement of construction of the Minor Alterations);

(b) The proposed alterations, additions or improvements do not affect the Building systems, the exterior appearance, the structural components of the Building, the value of the Building or the cost to Landlord of releasing of the Premises upon the expiration or termination of the term of the Lease;

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(c) The proposed Minor Alterations do not involve the installation of stairways, vaults or other equipment or improvements that would cost more to move or remove than ordinary improvements for general office use;

(d) The proposed Minor Alterations, together with all other Minor Alterations made without Landlord’s consent under this Section 8.04 within twelve (12) months of the proposed alteration, addition or improvement, do not cost more than Fifteen Thousand Dollars ($ 15,000) in the aggregate; and

(e) Tenant provides to Landlord within five (5) days of Landlord’s request such further information as Landlord may reasonably request regarding the proposed Minor Alterations and Tenant complies with all reasonable conditions imposed by Landlord.

Within thirty (30) days of completion of the Minor Improvements, Tenant shall deliver to Landlord a copy of as-built plans for such Minor Alterations, if such Minor Alterations are of a type for which as-built plans are reasonably available.

9. USE AND COMPLIANCE WITH LAWS

9.01. General Use and Compliance with Laws. Tenant shall only use the Premises for the Permitted Uses specified in the Basic Lease Information and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of municipal, county, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the Premises, Project, Building, Lot and Parking Area and secure any necessary permits therefor and shall faithfully observe, in the use of the Premises, Project, Building, Lot and Parking Area, all municipal, county, state, federal and other applicable governmental entities’ requirements which are now in force, or which may hereafter be in force. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Building or any portion thereof or cause any cancellation of any insurance policy covering the Building or portion thereof. Tenant shall not do or permit to be done anything which would obstruct or interfere with the rights of or injure other Tenants or occupants of the Project.

9.02. Signs. Landlord, at its sole cost and expense, shall furnish Tenant with initial Building Standard suite signage and Building Standard directory signage on the Building’s lobby directory board. The cost of any modifications to the initial signage shall be paid by Tenant. Tenant shall not install any sign on the Premises or Building unless Tenant receives prior written approval from Landlord for such sign; provided, however, that Tenant may, on a non-exclusive basis, install at its expense an identifying sign on the top portion of the west side of the Building in a style and size and in a location acceptable to Landlord, so long as such sign conforms to all laws, statutes, regulations, restrictions and zoning, is designed by Wieber Nelson Design or another designer acceptable to Landlord and is first approved by all required governmental agencies and by Landlord. Building signage rights provided to the Tenant in this Section 9.02 are personal to Verus Pharmaceuticals, Inc., the initial Tenant, and cannot be transferred in connection with any Transfer (as defined herein below) other than a Transfer by Verus Pharmaceuticals, Inc. to an Affiliate Transferee in connection with a transfer by Verus Pharmaceuticals, Inc. of its entire interest in the Lease. Any sign placed by Tenant on the Premises, the Building or the Project, shall be installed at Tenant’s sole cost and expense and shall contain only Tenant’s name, and no advertising matter. Tenant shall remove any such sign upon termination of this Lease and shall return the affected portion of the Premises, the Building or the Project, as applicable, to their condition prior to the placement or erection of said sign.

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9.03. Parking Access. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Project, Building and Lot shall be considered as Impositions and shall be payable by Tenant under the provisions of Article 6 hereinabove. Tenant hereby acknowledges that Tenant shall not use in excess of Tenant’s pro rata share of the Project’s total parking spaces.

9.04. Floor Load. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.

9.05. Deliveries. All deliveries to and from the Premises shall be made in such a manner and during the time periods reasonably specified by Landlord so as to cause the minimum amount of interference with the business of other tenants.

10. DAMAGE AND DESTRUCTION

10.01. Reconstruction. If the Premises are damaged or destroyed during the Term by any cause not attributable to Tenant, its agents, employees or invitees, Landlord shall, to the extent that insurance proceeds are available therefor and are not applied by any lender against payment of an existing loan on the Project, Building or Lot, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction. If, however, insurance proceeds are not sufficient to pay the full cost of reconstruction of the Premises, or if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors, Landlord may either terminate this Lease or promptly and diligently reconstruct the Premises to the extent necessary to restore the Premises to the condition existing as of the Lease Date, and Tenant shall be obligated for the restoration of all of Tenant’s leasehold improvements (but not with respect to those improvements owned by Landlord), trade fixtures and other personal property on the Premises.

10.02. Rent Abatement. If any portion of the Premises is damaged or destroyed during the Term to the extent that such portion is rendered unusable by Tenant, it is agreed that, except as provided in this Section 10.02, Tenant shall look solely to Tenant’s business interruption insurance for any damages or losses arising from substantial interference with the operation of Tenant’s business by reason of such damage or destruction. If Landlord has obtained rental abatement insurance as permitted by Section 5.04 hereinabove, and only to the extent of any proceeds received by Landlord from rental abatement insurance, Rent shall be abated proportionately following the date of such damage or destruction. Such abatement shall continue for the period commencing with the date of such damage and ending upon substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes. In the event Landlord does not purchase rental abatement insurance, then no Rent shall be abated.

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10.03. Excessive Damage or Destruction. If the Building is damaged or destroyed to the extent that Landlord determines that it cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, Landlord may terminate this Lease. Notwithstanding the fact that the Premises have been damaged or destroyed, Landlord shall in good faith determine whether the Building can be fully repaired or restored within the one hundred eighty (180) day period, and Landlord’s determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within forty-five (45) days after the date of the damage or destruction whether it elects to fully repair or restore the Building. If Landlord determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period, but Landlord does not elect to terminate within forty-five (45) days from the date of Landlord’s determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

10.04. Uninsured Casualties. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building which is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Section 5.01 hereinabove (without regard to Landlord’s deductible for such policies), Landlord may terminate this Lease by written notice to Tenant, given within forty-five (45) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and Landlord shall commence reconstruction and restoration of Landlord’s Work in the Premises as described in Exhibit D and shall diligently repair or rebuild Landlord’s Work to substantially the condition in which it existed immediately prior to such damage or destruction.

10.05. Waiver. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 10, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

11. EMINENT DOMAIN

11.01. Total Condemnation. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose (“Condemned”), then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

11.02. Partial Condemnation. If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined by Landlord, or in the event a substantial portion of the Building is Condemned, as reasonably determined by Landlord, then the Term shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined by Landlord, or less than a substantial portion of the Building is Condemned, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent shall be appropriately reduced as reasonably determined by Landlord.

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11.03. Landlord’s Award. If the Premises are wholly or partially Condemned, then, subject to the provision of Section 11.04 below, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

11.04. Tenant’s Award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs or loss incurred by Tenant including, without limitation, removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

11.05. Temporary Condemnation. If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including without limitation, repairs and maintenance, and upon such payment such obligations shall be deemed satisfied. If a temporary condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Sections 11.03 and 11.04 hereinabove and Rent shall be adjusted to the date of occupancy.

11.06. Notice and Execution. Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effectuate the provisions of this Article.

12. DEFAULT

12.01. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant:

(a) [Reserved].

(b) Payment. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues uncured for a period of three (3) days after notice by Landlord to Tenant;

(c) Performance. Default in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other monies), where such failure is curable and continues uncured for ten (10) days after notice by Landlord to Tenant, provided that if the nature of the default cannot be reasonably cured within ten (10) days, Tenant shall not be deemed in default if it shall commence curing the default within such ten (10) day period and diligently prosecutes same to completion;

(d) Assignment. A general assignment by Tenant for the benefit of creditors or any Unauthorized Assignment as defined below in Article 13;

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(e) Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors that is not dismissed within sixty (60) days of such filing;

(f) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or of this leasehold;

(g) Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

(h) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold; or

(i) Hazardous Materials Release. Any on-site or off-site contamination or violation of any Health and Safety Laws as set forth in Article 14.

12.02. Landlord’s Remedies.

(a) [Reserved].

(b) Termination. Following the occurrence of any Event of Default, Landlord shall have the right, so long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given or upon expiration of the times specified in Section 12.01 hereinabove, whichever is later.

(c) Possession. Following termination under subsection (b), without prejudice to any other remedies Landlord may have by reason of Tenant’s default or of such termination, Landlord may then or at anytime thereafter, (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom and, at Landlord’s option, retain all or any of such personal property (and title thereto shall thereupon vest in Landlord without compensation to Tenant) or dispose of all or any of such personal property, in any manner, without compensation to Tenant. In the event Landlord removes all or any of Tenant’s personal property pursuant to the foregoing provisions, Tenant shall pay to Landlord, upon demand, the actual expense of such removal and disposition and the cost of repairing any damage to the Premises resulting from such removal.

(d) Recovery. Following termination under subsection (b), Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. The amount of damages which Landlord may recover following termination under subsection (b) shall include: (i) the worth at the time of the award of the unpaid rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned

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after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease. The “worth at the time of the award” of the amount referred to in (i) and (ii) above shall be computed by allowing interest thereon at the Default Rate (as set forth below). The “worth at the time of the award” of the amount referred to in (iii) above shall be computed by discounting such amount at the Default Rate (as set forth below). Tenant hereby covenants and agrees that the Rent Abatement granted by Landlord to Tenant pursuant to this Lease is granted by Landlord upon Landlord’s and Tenant’s presumption that Tenant shall remain on the Premises for the entire initial Term of the Lease and, therefore, in the event of termination under Section 12.02(b) during the initial Term as a result of the filing of a bankruptcy case or as a result of an assignment for the benefit of creditors, such abatement of Base Rent shall be forfeited by Tenant, and the “worth at the time of award” of the Base Rent unpaid by Tenant pursuant to the Lease, shall include damages in the amount of any and all Base Rent previously abated plus interest thereon as otherwise provided in the Lease. In the event of termination under Article 12 for any other reason during the initial Term, a pro-rate share of such abatement of Base Rent, determined based on the number of months then remaining in the initial Term of the Lease and the number of months in the initial Term of the Lease, shall be forfeited by Tenant, and the “worth at the time of award” of the Base Rent unpaid by Tenant pursuant to the Lease, shall include damages in such proportionate amount of any and all Base Rent previously abated plus interest thereon as otherwise provided in the Lease commencing on the date of termination.

(e) Additional Remedies. In addition to the foregoing remedies, Landlord shall, so long as this Lease is not terminated, have the right to remedy any default of Tenant to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the lower of the prime rate of interest at the time of said default charged by Bank of America N.A. plus three percent (3%) or the maximum lawful rate (the “Default Rate”).

(f) Other. If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Landlord by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease. As used in this Section, the term “threatens” is limited to delivery to Landlord of a written statement by an officer, director, legal counsel or member of senior management of Tenant indicating Tenant’s intent to cause a breach or Tenant’s anticipation of its uncured default in the performance of, any of the covenants, agreements, terms or conditions contained in this Lease.

(g) Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

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(h) No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant’s breach of this Lease shall not be construed to be a waiver of Landlord’s right to recover damages under this Article 12. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than Rent due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the date of the expiration of the Term of this Lease. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same of any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the even to such termination. Tenant acknowledges that Tenant’s waivers set forth in this paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers. Nothing in this Article 12 affects the right of Landlord to indemnification by Tenant in accordance with Section 5.08 hereinabove for liability arising prior to the termination of this Lease for personal injuries or property damage.

13. ASSIGNMENT AND SUBLETTING

13.01. Assignment and Subletting; Prohibition. Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer, this Lease, in whole or in part, or any interest therein, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each of the foregoing is hereinafter sometimes referred to as a “Transfer”), without the prior written consent of Landlord in each instance, which consent Landlord, subject to the satisfactions of the conditions set forth in this Section 13.01, shall not unreasonably withhold, delay or condition. As material consideration for this Lease, Tenant hereby agrees to provide the following written materials to Landlord regarding any proposed Transfer for Landlord’s approval: (i) the proposed Transfer agreement; (ii) the audited financial statements of the transferee for the three (3) years prior to the proposed Transfer (or, if audited financial statement are unavailable, financial statements prepared in accordance with generally

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accepted accounting principles consistently applied, certified by the chief executive officer and chief financial officer of the proposed transferee to be true and accurate); (iii) reasonably detailed summaries of the transferee’s business operations; (iv) a reasonably detailed credit report of the transferee; and (v) banking references for the transferee. Landlord shall have the right to review the written material submitted by Tenant regarding such Transfer for a period of fifteen (15) business days following Landlord’s receipt of such material to consent or decline to consent to such Transfer. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported Transfer contrary to the provisions hereof without Landlord’s consent (“Unauthorized Transfer”) shall be void. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any request by Tenant for Landlord’s consent to the Transfer and, as a deposit against such obligation, Tenant shall submit to Landlord with each request for consent to a Transfer a deposit of One Thousand ($1,000). Any amount due in excess of the Tenant’s deposit shall be reimbursed by Tenant to Landlord within ten (10) days following the submission to Tenant of a written invoice from Landlord’s counsel for such costs and fees payable by Landlord with respect to any request by Tenant for Landlord’s consent to such a Transfer, whether or not Landlord ultimately approves such Transfer. Landlord shall promptly refund to Tenant all or any part of such deposit that exceeds the costs and fees actually so incurred by Landlord. Tenant shall have the right, without Landlord’s written consent, but subject to the foregoing obligations to deliver the relevant written materials to Landlord, to enter into an assignment of this Lease to any subsidiary corporation of Tenant, Tenant’s parent corporation, to any corporation or other entity that controls, is controlled by or under common control with Tenant or to any corporation, partnership or other entity succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or to a corporation, partnership or other entity to which all or substantially all of the assets of Tenant have been sold (“Affiliate Transferee”), provided (a) any Affiliate Transferee that is an assignee (but not any sublessee) executes an instrument in form and content reasonably acceptable to Landlord assuming all of Tenant’s obligation under the Lease and (b)(i) Tenant can establish by delivering to Landlord evidence reasonably acceptable to Landlord, that the Affiliate Transferee has as of the date of the proposed Transfer, and has continually met during the two (2) calendar quarters preceding the date of the proposed Transfer, the Tenant’s Financial Conditions as defined in Section 4.05, or (ii) the Letter of Credit provided for in Section 4.05 is posted with Landlord and then effective as of the date the date of the proposed Transfer. No Transfer by Tenant to an Affiliate Transferee shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder.

13.02. Bonus Rental. If for any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the sum of (i) the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, plus (ii) broker’s commissions to unrelated third parties, tenant improvement costs and other amounts actually paid by Tenant in connection with such assignment or sublease to the extent reasonable and customary, in the subleasing market in which the Project is located, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant, which shall be due and payable by Tenant to Landlord promptly after its receipt by Tenant.

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13.03. Scope. The prohibition against Unauthorized Transfers contained in this Article shall be construed to include a prohibition against any transfer by operation of law. If this Lease or any interest therein be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

13.04. Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any transferee, or failure by Landlord to take action against any transferee, Tenant waives notice of any default of any transferee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such transferee. Tenant further waives monetary damages, of whatever kind or nature, from Landlord as a result of, or in any way related to any proposed Transfer, whether Landlord consented to such Transfer or withholds its consent to such Transfer.

13.05. Release. Whenever Landlord conveys its interest in the Project, Parking Area and/or Building, and the conveyee assumes Landlord’s obligations hereunder, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, with respect to the interests conveyed, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date Landlord transfers title of the Project to the new owner. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Article 13.

13.06 Recapture of Premises. In the event Tenant proposes to enter into a Transfer other than a Transfer to an Affiliate Transferee, which Transfer, when taken together with all previous transfers, relates to more than fifty percent (50%) of the rentable square feet of the Premises (the “Subject Space”) and is for the entire then remaining balance of the Term, or substantially all of the remaining balance of the Term, then Tenant shall notify Landlord in writing (the “Availability Notice”) if Tenant wishes to Transfer the Subject Space. Landlord shall have the option, by written notice to Tenant (the “Recapture Notice”) within ten (10) days after receiving any Availability Notice, to recapture the Subject Space as described below. A timely Recapture Notice terminates this Lease and Tenant’s obligations regarding the Subject Space for the remaining term of the Lease and as of the date sixty (60) days after Landlord delivers the Recapture Notice to Tenant. If Landlord declines to or fails timely to elect to recapture the Subject Space, Landlord shall have no further right under this Section 13.06 to the Subject Space unless Tenant fails to Transfer the Subject Space within one hundred fifty (150) days after Landlord receives the Availability Notice or it becomes available again after Transfer by Tenant. To determine the new Base Rent under the Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the square feet of Rentable Area of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total square feet of Rentable Area of the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet of Rentable Area within the Premises, shall be reduced to reflect Tenant’s proportionate share based upon the square feet of Rentable Area of the Premises retained by Tenant after Landlord’s recapture.

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14. HAZARDOUS MATERIALS

14.01. Definitions.

(a) Health and Safety Laws. “Health and Safety Laws” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations, court decisions and other authority relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, materials or wastes, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., the Federal Water Pollution Control Act of 1972, 33 U.S.C. § 1251, et. seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., the Toxic Substances Control Act (“TSCA”), 15 U.S.C. § 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. § 136, et seq., the Federal Hazardous Substances Control Act, 15 U.S.C. § 1261, et seq., the Noise Control Act of 1972, 42 U.S.C. § 4901, et seq., the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. § 651, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code § 25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code § 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (“California Proposition 65”), Cal. Health and Safety Code § 25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code § 13000, et. seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

(b) Hazardous Materials. “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (i) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance, material or waste under any Health and Safety Law, including, but not limited to, those substances, materials or wastes regulated now or in the future under any statutes or regulations; (ii) is controlled or governed by any Health and Safety Law or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (iii) is flammable or explosive material, oil or any other petroleum-based substance, freon, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

(c) Off-Site Contamination. The term “Off-Site Contamination” shall mean the presence of any Hazardous Materials, associated in any way with Tenant’s, its successors’ or assigns’ use or occupation of the Premises, transported, arranged for disposal of, or disposed of by Tenant or any third party on behalf of Tenant or its agents, employees or officers to any site or location other than the Premises.

(d) On-Site Contamination. The term “On-Site Contamination” shall mean the presence of any Hazardous Materials in, on or under any portion of the Premises.

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14.02. Use. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (b) such use is conducted in compliance with the provisions of this Article 14. Landlord’s consent may be withheld in Landlord’s sole discretion, and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord’s interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Health and Safety Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 14. Notwithstanding the foregoing, Landlord hereby consents to Tenant’s use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like) (collectively, “Permitted Materials”), provided that Tenant shall handle, use, store and dispose of such Permitted Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

14.03. Compliance With Laws; Handling of Hazardous Materials. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Health and Safety Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant’s operations on the Premises under any Health and Safety Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises (other than Permitted Materials)shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Health and safety Laws. Tenant shall be responsible for the proper disposal of any mercury-containing fluorescent lighting fixtures. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender or reasonably recommended by Landlord’s environmental consultants as a result of any release or discharge or potential release or discharge of Hazardous Materials and resulting in On-Site Contamination or Off-Site Contamination or any violation or potential violation of Health and Safety Laws by Tenant or any successor or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, “Remedial Work”). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord’s interests. Landlord shall have the right to require Tenant to provide a Standard ASTM E 1527-93 Phase I (cost not to exceed $3,000.00) Environmental Clearance Report prepared for Landlord’s approval at the time Tenant vacates the Premises, if Landlord reasonably believes Hazardous Materials (other than Permitted Materials) have been released or discharged in, on, under or about the Premises. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.

14.04. Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord’s and Tenant’s insurers regarding Hazardous Materials and with such insurers’ recommendations based upon prudent industry practices regarding management of Hazardous Materials.

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14.05. Indemnity. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents), the Premises, Building, Lot Parking Areas, and all other areas of the Project harmless from and against any and all liabilities, demands, penalties, fines, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys’ fees and court costs) arising out of or in connection with any breach of any provisions of this Article 14, directly or indirectly arising out of any liability of Tenant under any Health and Safety Law or associated with any On-Site Contamination or any Off-Site Contamination which is caused, suffered or permitted to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant’s assigns, agents, employees, contractors or invitees or by anyone in the Premises other than Landlord, Landlord’s agents, employees or contractors, including, but not limited to, the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any successor or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Term, and including, but not limited to, all consequential damages and the cost of any Remedial Work. Any defense by Tenant pursuant to this Article shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Health and Safety Laws shall excuse Tenant from Tenant’s indemnification obligations pursuant to this Section 14.05. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 5.09 of this Lease. Tenant’s obligations pursuant to this Section 14.05 shall survive the termination or expiration of the Lease.

14.06. Notice. Each party to this Lease shall notify the other party, in writing, as soon as reasonably possible, and in any event within five (5) business days after, any of the following: (a) a party has knowledge, or it has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) a party receives any order of a governmental agency requiring any Remedial Work pursuant to any Health and Safety Laws; (c) a party receives any warning, notice of inspection, notice of violation or alleged violation, or a party receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Health and Safety Laws; or (d) a party receives notice or knowledge of any claims made or threatened by any third party against that party or the Premises relating to any loss or injury resulting from Hazardous Materials or from violation of any Health and Safety Law. If the potential risk of any of the foregoing events is material, the party having notice of such event shall deliver immediate verbal notice to the other party, in addition to written notice as set forth above. Landlord and Tenant agree to deliver to one another copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Health and Safety Laws.

14.07. Default. The release or discharge of any Hazardous Material or the violation of any Health and Safety Law by Tenant or any successor or sublessee of Tenant shall be a material default by Tenant under the Lease. In addition to or in lieu of the remedies available under the Lease as a result of such default, Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord’s election of this remedy shall not constitute a waiver of Landlord’s right thereafter to declare a default and pursue other remedies set forth in the Lease.

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14.08. Landlord’s Disclosure. Pursuant to the requirements of California Health and Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord does not know, and does not have reasonable cause to believe, that any release of any Hazardous Material has come to be located on or beneath the Premises, Building or Project.

15. OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

15.01. Estoppel Certificate. Within ten (10) days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Project, Building, Lot and/or Parking Area, or any part thereof, an Estoppel certificate shall be required from Tenant, Tenant shall deliver, in recordable form, such a certificate to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that (i) this Lease is in full force and effect; (ii) the date of Tenant’s most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those offsets or defenses claimed by Tenant; (iii) and any other information reasonably requested. Tenant’s failure to deliver said certificate in time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period’s Base Rent has been paid in advance. Failure of Tenant to deliver such a certificate to Landlord or any proposed mortgagee or purchaser within ten (10) days following Landlord’s request therefor shall be deemed Tenant’s acknowledgment of the correctness of the statements made in the foregoing sentence and that the aforementioned mortgagee(s) and/or purchaser(s) may rely on said statements.

15.02. Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as the Landlord under this Lease.

15.03. Subordination. The rights of Tenant hereunder are and shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project, Building, Lot and/or Parking Area, and to all advances made or hereafter to be made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder upon Tenant’s covenanting that Tenant is not in default hereunder, shall be terminated or subject to termination by any trustee’s sale, any action to enforce the security, or by any proceeding or action in foreclosure. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article.

16. NOTICES

16.01. Notices. All notices required to be given hereunder shall be in writing (except for notice required pursuant to Section 12.01(b)) and shall be (i) personally delivered, in which even they shall be deemed received on the date of delivery, (ii) sent by certified mail, postage prepaid, return receipt requested, or by a professional courier company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt; or (iii) sent by electronically confirmed telecopy. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy

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must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. The Landlord’s and Tenant’s addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Lease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing.

17. SUCCESSORS BOUND

17.01. Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

18. MISCELLANEOUS

18.01. Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

18.02. Easements. Landlord reserves the right to (i) subdivide or alter the boundaries of the Lot and (ii) grant easements on the Lot and dedicate for public use portions thereof without Tenant’s consent; provided, however, that no such grant or dedication shall materially interfere with Tenant’s enjoyment, use of, and access to the Premises and the other rights of Tenant as granted by this Lease. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.

18.03. Reserved.

18.04. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

18.05. Corporate Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California; (iii) Tenant has full right and authority to enter into this Lease; and (iv) each of the persons executing on behalf of Tenant is authorized to do so.

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18.06. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

18.07. Limitation of Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of the individual members, partners, directors, officers, or shareholders of Landlord or any member of Landlord, and in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against the real estate that is the subject of this Lease and Tenant, its successors and assigns shall not seek recourse against the individual member, partners, directors, officers or shareholders of Landlord or any member of Landlord, or any of their personal assets for such satisfaction. Any claim, demand of right of defense of any kind by Tenant that is based upon or arises in any connection with the Lease at negotiations prior to its execution shall be barred unless Tenant commences an action thereon or initiates a legal proceeding or defense by reason thereof within ninety (90) days after the date of the occurrence of the event, act at omission to which the claim, demand of right of defense relates.

18.08. Time. Time is of the essence of every provision hereof.

18.09. Attorneys’ Fees. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the less prevailing party therein agrees to pay all costs incurred by the more prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action.

18.10. Captions and Article Numbers. The captions, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

18.11. Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.12. Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

18.13. Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord. No act or omission of any employee or agent of Landlord or of Landlord’s broker or the Managing Agent set forth in the Basic Lease Information shall alter, change, or modify any of the provisions hereof.

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18.14. Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent owed during the final year of the Term of this Lease as the same may be extended from time to time. This inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to hold over.

18.15. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear or as otherwise provided in Articles 8, 10 and 11. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building or Project. All property that Tenant is required to surrender shall become Landlord’s property upon the termination of this Lease. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant’s expense, or, at Landlord’s election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein.

18.16. Rules and Regulations. At all times during the Term, Tenant shall comply with rules and regulations (“Rules and Regulations”) for the Project, as set forth in Exhibit E (and such amendments as Landlord may reasonably adopt), attached hereto and by this reference made a part hereof. In the event of any conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control.

18.17. No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

18.18. Broker. Tenant warrants that it has had no dealings with any real estate broker or agent, other than the Broker set forth in the Basic Lease Information, in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than Broker.

18.19. Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties, provided Landlord has first provided written notice to Tenant and given Tenant ten (10) days to perform such obligation (unless another cure period is provided herein). Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the rate of three percent (3%) over the prime rate as announced, from time to time, by Bank of America, N.A. per annum, as Additional Rent.

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18.20. Mortgage Protection. Landlord shall not be in default under the terms of this Lease, or by law, unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing (“Mortgagee”) specifying wherein Landlord has failed to perform such obligation. If, however, the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and diligently prosecutes the same to completion. Should Landlord be deemed to be in material default of this Lease, then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord’s breach. If any such default materially interferes with Tenant’s business operation in the Premises, Tenant may give Landlord and Mortgagee a second written notice specifying exactly the nature of the Landlord’s failure and its impact on Tenant’s business operation in the Premises and the further remedial action deemed necessary by Tenant. If such remedial action is not undertaken within thirty (30) days of such second written notice, Tenant shall be entitled to terminate this Lease, but in no event earlier than thirty (30) days after the second notice to Landlord and Mortgagee. Notwithstanding the foregoing, Tenant shall not be entitled to terminate this Lease as a result of Landlord’s default if Landlord is making diligent efforts to perform the obligations required of Landlord under this Lease. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any Rent due hereunder as a result of any default by Landlord.

18.21. Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason (unless otherwise provided herein) of (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the Premises or Building or (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

18.22. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or the Building, the lender shall require reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

18.23. Quiet Enjoyment. So long as the Tenant shall fully and faithfully perform all of its obligations under this Lease when and as required under the terms of this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through Landlord.

18.24. Financial Information. Subject to the confidentiality provisions of this Section 18.24, Tenant shall submit to Landlord annually during the Term (including any Extension) (quarterly from and after the Letter of Credit Termination Date) on or before the last day of the second month following the month in which Tenant’s fiscal year ends (in the case required quarterly, on or before the first day of the second month following the end of each calendar quarter of Tenant’s fiscal year), Tenant’s audited financial statements for the preceding fiscal

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year, or calendar quarter, if applicable, prepared in accordance with generally accepted accounting principles, consistently applied, or if such audited statement are not available, copies of complete financial statements of If Tenant is required to submit financial statements quarterly and audited financial statements are unavailable, such financial statements shall be certified by the president and chief financial officer of Tenant to be true and complete. As a condition to receiving such information, Landlord agrees that it shall not disclose, and shall use its commercially reasonable efforts to ensure, that the Landlord Permitted Recipients (as defined below) do not disclose the content or substance of such information to any person (except to the officers, partners, directors, employee and agents of Landlord, Landlord’s current and prospective lenders, and prospective purchasers of the Building who need to know such information for the purpose of evaluating Tenant’s creditworthiness in connection with this Lease (the “Landlord Permitted Recipients”)) without Tenant’s prior written approval, which approval shall not be unreasonably withheld or delayed, and that it will not use such information for any commercial or competitive purpose.

18.25. Recording. Neither Landlord nor Tenant shall record this Lease without the consent of the other. Either party may, at its sole cost and expense, record a short form memorandum of this Lease in a form reasonably acceptable to the other party.

18.26. Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Project, Building and Lot, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as herein otherwise provided no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

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18.27. Additional Lease Provisions. Additional Lease Provisions, if any, are set forth on Exhibit G, attached hereto.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

LANDLORD:	TENANT:

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R. B. INCOME PROPERTIES, a California limited partnership			VERUS PHARMACEUTICALS, INC., a
By:	RBI PROPERTY MANAGEMENT, LLC, a California limited liability company, as General Partner		California corporation

	By:	/s/ Thomas G. Blake	By:	/s/ Robert W. Keith
		THOMAS G. BLAKE, President	Name:	Robert W. Keith
			Its:	President & Chief Operating Officer

			By:	/s/ Richard G. Vincent
			Name:	Richard G. Vincent
			Its:	Chief Financial Officer

IF TENANT SHALL BE A CORPORATION, THE AUTHORIZED OFFICERS MUST SIGN ON BEHALF OF THE CORPORATION. THE LEASE MUST BE EXECUTED BY THE PRESIDENT OR VICE-PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY, UNLESS THE BY-LAWS OR A RESOLUTION OF THE BOARD OF DIRECTORS SHALL OTHERWISE PROVIDE, IN WHICH EVENT, THE BY-LAWS OR A CERTIFIED COPY OF THE RESOLUTION, AS THE CASE MAY BE, MUST BE FURNISHED. ALSO THE APPROPRIATE CORPORATE SEAL MUST BE AFFIXED.

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